Exhibit 99.1

Media Contact	October 28, 2013
Casey Lassiter, 205-410-2777	For Immediate Release
casey.lassiter@healthsouth.com

Investor Relations Contact
Mary Ann Arico, 205-969-6175
maryann.arico@healthsouth.com

HealthSouth Reports Solid Results for Third Quarter 2013 and Raises Full-Year Guidance
Revenue Growth of 5.0% and Discharge Growth of 5.7%
Cash Provided by Operating Activities of $142.6 million ($369.4 million Year-to-Date)
Adjusted EBITDA Increased by 8.2%
Announces Board Authorization to Repurchase Up to $200 Million of Its Common Stock
BIRMINGHAM, Ala. - HealthSouth Corporation (NYSE: HLS), the nation's largest owner and operator of inpatient rehabilitation hospitals, today reported its results of operations for the third quarter ended September 30, 2013.
“The third quarter was another solid quarter for HealthSouth,” said Jay Grinney, President and Chief Executive Officer of HealthSouth. “Same-store hospital discharges grew 3.2% while our new hospitals in Ocala, Florida, Augusta, Georgia, Littleton, Colorado, and Stuart, Florida contributed another 2.5% of growth quarter over quarter. Our hospitals continued to provide this care in a cost-effective manner which contributed to a $10.3 million, or 8.2%, increase in Adjusted EBITDA. Most importantly, we generated $106.4 million of adjusted free cash flow which brought our year-to-date adjusted free cash flow to $264.6 million, an increase of $77.8 million, or 41.6%, compared to the first nine months of 2012.”
Third Quarter Results

•
Consolidated net operating revenues were $564.0 million for the third quarter of 2013 compared to $537.0 million for the third quarter of 2012, or an increase of 5.0%. This increase was attributable to a 5.7% increase in patient discharges and a 0.3% increase in net patient revenue per discharge. Discharge growth included a 3.2% increase in same-store discharges. Same-store discharges in the third quarter of 2013 were negatively impacted by the closure of 41 skilled nursing facility beds at two of the Company's hospitals in the first quarter of 2013. The increase in net patient revenue per discharge resulted from pricing adjustments, higher patient acuity, and a higher percentage of Medicare patients. Net patient revenue per discharge was negatively impacted in the third quarter of 2013 by sequestration and a modest decline in average length of stay attributable to the timing of patient discharges around quarter end.

•
Income from continuing operations attributable to HealthSouth per diluted share for the third quarter of 2013 was $0.59 per share compared to $0.44 per share for the same period of 2012. Earnings per share for the third quarter of 2013 included solid operating results, a gain in government, class action, and related settlements, and a lower share count. During the third quarter of 2013, the Company recorded a $21.3 million gain related to an agreement with the plaintiffs in the 2004 consolidated securities action for amounts claimed by them under the 2007 comprehensive settlement of that action brought against the Company by its stockholders and bondholders, as well as the collection of judgments entered against certain former officers of the Company. The lower share count in 2013 resulted from the Company's repurchase of approximately 9.1 million shares of its common stock in the first quarter of 2013. The net after-tax impact of these two items on earnings in the third quarter of 2013 approximated $0.16 per share. Earnings per share for the third quarter of 2012 benefited by approximately $0.05

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per share after tax as a result of a $4.9 million gain resulting from the consolidation of St. Vincent Rehabilitation Hospital and a $3.5 million gain related to a recovery from former officers of the Company.

•
Cash flows provided by operating activities were $369.4 million for the nine months ended September 30, 2013 compared to $302.2 million for the same period of 2012. This increase was primarily due to increased net operating revenues and continued disciplined expense management.

•
Adjusted EBITDA (see attached supplemental information) for the three months ended September 30, 2013 was $135.5 million compared to $125.2 million for the three months ended September 30, 2012, or an increase of 8.2%. This improvement was due primarily to continued revenue growth and disciplined expense management. Adjusted EBITDA for the third quarter of 2013 benefited from an approximate $8 million reduction in the Company's group medical, workers' compensation, and professional and general liability reserves due to favorable trends in claims. Sequestration negatively impacted Adjusted EBITDA by approximately $8 million during the third quarter of 2013.

•
Adjusted free cash flow (see attached supplemental information) for the third quarter of 2013 was $106.4 million compared to $71.6 million for the same period of 2012. Adjusted free cash flow for the third quarter of 2013 benefited from higher Adjusted EBITDA and the timing of the collection of accounts receivable.

“During the quarter, we continued our strategy of augmenting consistent operating results with the utilization of free cash flow and balance sheet capacity to enhance the long-term value of our franchise,” said Doug Coltharp, Executive Vice President and Chief Financial Officer of HealthSouth. “Specifically, we deployed approximately $70 million to consummate the purchases of four hospitals previously operated under lease agreements.”
Previously, the Company reported basic and diluted earnings per share of $0.44 and $1.23 for the three and nine months ended September 30, 2012, respectively. In conjunction with the initiation of quarterly cash dividends in the third quarter of 2013, the Company is revising its calculation to present earnings per share using the two-class method, which takes into consideration the impact of participating securities. Additional information regarding this revision and a computation of basic and diluted earnings per share can be found in Note 9, Earnings per Common Share, to the condensed consolidated financial statements included in Part I, Item 1, Financial Statements (Unaudited), of the Form 10-Q for the quarterly period ended September 30, 2013, when filed.
2013 Guidance
Based on its year-to-date results as discussed above, the Company is:

•	raising its full-year 2013 Adjusted EBITDA guidance to a range of $533 to $538 from a range of $520 to $530.

•	raising its full-year 2013 guidance for income from continuing operations attributable to HealthSouth per share to $3.06 to $3.09 per diluted share from $2.87 to $2.93 per diluted share.
The earnings per share guidance above does not take into account any potential share repurchase or other capital transactions.
Stock Repurchase Authorization
On October 25, 2013, the Company's board of directors authorized the repurchase of up to $200 million of its common stock. This repurchase authorization does not require the repurchase of a specific number of shares, has an indefinite term, and is subject to termination at any time by the Company's board of directors. Subject to certain terms and conditions, including a maximum price per share and compliance with federal and state securities and other laws, the repurchases may be made from time to time in open market transactions, privately negotiated transactions, or other transactions, including trades under a plan established in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.
Call Option on 2018 and 2022 Senior Notes
As previously disclosed, on July 25, 2013, the Company's board of directors granted discretion to management to exercise the call option for up to 10% of the outstanding principal amount of its existing 7.25% Senior Notes due 2018 and 7.75% Senior Notes due 2022 pursuant to the terms of these senior notes. The Company plans to give notice tomorrow of its intent to redeem $30.2 million and $27.9 million of the outstanding principal amount of its 7.25% Senior Notes due 2018 and its 7.75% Senior Notes due 2022, respectively. Pursuant to the terms of these senior notes, this optional redemption represents 10% of the outstanding principal amount of the notes at a price of 103%, which will result in a total cash outlay of approximately $60 million to retire the $58.1 million in principal. This redemption is expected to close in November 2013 and is expected to be

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funded using a combination of cash on hand and availability under the Company's revolving credit facility. As a result of this redemption, the Company expects to record an approximate $2 million loss on early extinguishment of debt in the fourth quarter of 2013. This expected loss has been included in the revised earnings per share guidance presented above.
Earnings Conference Call and Webcast
The Company will host an investor conference call at 9:00 a.m. Eastern Time on Tuesday, October 29, 2013 to discuss its results for the third quarter of 2013. For reference during the call, the Company will post certain supplemental slides at
http://investor.healthsouth.com.
The conference call may be accessed by dialing 877-587-6761 and giving the pass code 68264728. International callers should dial 706-679-1635 and give the same pass code. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available at http://investor.healthsouth.com by clicking on an available link.
A replay of the conference call will be available, beginning approximately two hours after the completion of the conference call, from October 29, 2013 until November 12, 2013. To access the replay, please dial 800-585-8367. International callers should dial 404-537-3406. The webcast will also be archived for replay purposes after the live broadcast at
http://investor.healthsouth.com.
About HealthSouth
HealthSouth is the nation's largest owner and operator of inpatient rehabilitation hospitals in terms of patients treated and discharged, revenues, and number of hospitals. Operating in 28 states across the country and in Puerto Rico, HealthSouth serves patients through its network of inpatient rehabilitation hospitals, outpatient rehabilitation satellite clinics, and home health agencies. HealthSouth's hospitals provide a higher level of rehabilitative care to patients who are recovering from conditions such as stroke and other neurological disorders, cardiac and pulmonary conditions, brain and spinal cord injuries, complex orthopedic conditions, and amputations. HealthSouth can be found on the Web at www.healthsouth.com.
Other Information
The information in this press release is summarized and should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 (the “September 2013 Form 10-Q”), when filed, as well as the Company's Current Report on Form 8-K filed on October 28, 2013. In addition, the Company will post supplemental slides today on its website at http://investor.healthsouth.com for reference during its October 29, 2013 earnings call.
When filed, the September 2013 Form 10-Q can be found on the Company's website at http://investor.healthsouth.com and the SEC's website at www.sec.gov.

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(In Millions)
Net operating revenues	$564.0	$537.0	$1,701.1	$1,609.0
Less: Provision for doubtful accounts	(8.0)	(7.0)	(22.4)	(19.8)
Net operating revenues less provision for doubtful accounts	556.0	530.0	1,678.7	1,589.2
Operating expenses:
Salaries and benefits	269.5	262.3	817.7	780.7
Other operating expenses	82.2	77.0	241.3	225.8
Occupancy costs	11.7	11.8	35.8	36.6
Supplies	25.5	23.8	78.3	76.2
General and administrative expenses	28.8	29.3	88.5	87.3
Depreciation and amortization	24.3	21.3	69.5	60.8
Government, class action, and related settlements	(21.3)	(3.5)	(23.3)	(3.5)
Professional fees—accounting, tax, and legal	4.2	4.1	7.8	13.2
Total operating expenses	424.9	426.1	1,315.6	1,277.1
Loss on early extinguishment of debt	—	1.3	—	1.3
Interest expense and amortization of debt discounts and fees	25.3	23.5	73.9	69.8
Other income	(0.6)	(6.1)	(3.2)	(7.4)
Equity in net income of nonconsolidated affiliates	(2.0)	(3.3)	(8.2)	(9.7)
Income from continuing operations before income tax expense (benefit)	108.4	88.5	300.6	258.1
Provision for income tax expense (benefit)	35.2	28.1	(17.8)	84.1
Income from continuing operations	73.2	60.4	318.4	174.0
(Loss) income from discontinued operations, net of tax	(0.9)	(0.5)	(1.2)	2.6
Net income	72.3	59.9	317.2	176.6
Less: Net income attributable to noncontrolling interests	(14.1)	(12.8)	(42.5)	(38.6)
Net income attributable to HealthSouth	58.2	47.1	274.7	138.0
Less: Convertible perpetual preferred stock dividends	(5.7)	(5.7)	(17.2)	(18.1)
Less: Repurchase of convertible perpetual preferred stock	—	—	—	(0.8)
Net income attributable to HealthSouth common shareholders	$52.5	$41.4	$257.5	$119.1

(Continued)	4

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Operations (Continued)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(In Millions, Except Per Share Data)
Weighted average common shares outstanding:
Basic	86.2	94.7	88.7	94.6
Diluted	100.4	108.1	102.4	108.2

Earnings per common share:
Basic earnings per share attributable to HealthSouth common shareholders:
Continuing operations	$0.61	$0.44	$2.87	$1.21
Discontinued operations	(0.01)	(0.01)	(0.01)	0.03
Net income	$0.60	$0.43	$2.86	$1.24
Diluted earnings per share attributable to HealthSouth common shareholders:
Continuing operations	$0.59	$0.44	$2.69	$1.21
Discontinued operations	(0.01)	(0.01)	(0.01)	0.03
Net income	$0.58	$0.43	$2.68	$1.24

Cash dividends per common share	$0.18	$—	$0.18	$—

Amounts attributable to HealthSouth common shareholders:
Income from continuing operations	$59.1	$47.6	$275.9	$135.4
(Loss) income from discontinued operations, net of tax	(0.9)	(0.5)	(1.2)	2.6
Net income attributable to HealthSouth	$58.2	$47.1	$274.7	$138.0

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HealthSouth Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2013	December 31, 2012
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$65.0	$132.8
Accounts receivable, net of allowance for doubtful accounts of $34.4 in 2013; $28.7 in 2012	253.4	249.3
Deferred income tax assets	137.5	137.5
Other current assets	119.2	117.2
Total current assets	575.1	636.8
Property and equipment, net	893.5	748.0
Goodwill	457.2	437.3
Intangible assets, net	87.3	73.2
Deferred income tax assets	412.6	393.5
Other long-term assets	130.8	135.4
Total assets	$2,556.5	$2,424.2
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$54.2	$45.3
Accrued expenses and other current liabilities	257.6	255.6
Total current liabilities	311.8	300.9
Long-term debt, net of current portion	1,306.2	1,239.9
Other long-term liabilities	140.4	130.5
	1,758.4	1,671.3
Commitments and contingencies
Convertible perpetual preferred stock	342.2	342.2
Redeemable noncontrolling interests	13.9	7.2
Shareholders’ equity:
HealthSouth shareholders’ equity	321.1	291.0
Noncontrolling interests	120.9	112.5
Total shareholders’ equity	442.0	403.5
Total liabilities and shareholders’ equity	$2,556.5	$2,424.2

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HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2013	2012
	(In Millions)
Cash flows from operating activities:
Net income	$317.2	$176.6
Loss (income) from discontinued operations	1.2	(2.6)
Adjustments to reconcile net income to net cash provided by operating activities—
Provision for doubtful accounts	22.4	19.8
Provision for government, class action, and related settlements	(23.3)	(3.5)
Depreciation and amortization	69.5	60.8
Equity in net income of nonconsolidated affiliates	(8.2)	(9.7)
Distributions from nonconsolidated affiliates	9.6	7.9
Stock-based compensation	19.0	18.1
Deferred tax (benefit) expense	(20.8)	80.4
Other	6.0	1.7
Increase in assets—
Accounts receivable	(26.5)	(42.3)
Other assets	(4.5)	(8.0)
Increase (decrease) in liabilities—
Accounts payable	9.9	1.4
Other liabilities	(6.6)	(2.5)
Government, class action, and related settlements	5.9	2.6
Net cash (used in) provided by operating activities of discontinued operations	(1.4)	1.5
Total adjustments	51.0	128.2
Net cash provided by operating activities	369.4	302.2

(Continued)	7

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Nine Months Ended September 30,
	2013	2012
	(In Millions)
Cash flows from investing activities:
Purchases of property and equipment	(166.8)	(112.5)
Capitalized software costs	(15.6)	(15.7)
Acquisition of business, net of cash acquired	(28.9)	(3.1)
Proceeds from sale of restricted investments	16.9	0.3
Proceeds from sale of Digital Hospital	10.8	—
Purchase of restricted investments	(8.1)	(8.6)
Net change in restricted cash	(3.9)	7.6
Other	(1.6)	—
Net cash provided by investing activities of discontinued operations	—	7.7
Net cash used in investing activities	(197.2)	(124.3)
Cash flows from financing activities:
Proceeds from bond issuance	—	275.0
Principal payments on debt, including pre-payments	(2.5)	(101.3)
Principal borrowings on notes	15.2	—
Borrowings on revolving credit facility	147.0	135.0
Payments on revolving credit facility	(112.0)	(245.0)
Principal payments under capital lease obligations	(8.6)	(8.9)
Repurchase of common stock, including fees and expenses	(234.1)	—
Repurchase of convertible perpetual preferred stock	—	(46.0)
Debt issue costs	(1.2)	(7.0)
Dividends paid on convertible perpetual preferred stock	(17.2)	(18.9)
Distributions paid to noncontrolling interests of consolidated affiliates	(34.1)	(37.6)
Contributions from consolidated affiliates	—	9.5
Proceeds from exercising stock options	7.5	0.4
Net cash used in financing activities	(240.0)	(44.8)
(Decrease) increase in cash and cash equivalents	(67.8)	133.1
Cash and cash equivalents at beginning of period	132.8	30.1
Cash and cash equivalents at end of period	$65.0	$163.2

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	QTD
	Q3 2013	Q3 2012
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$135.5	$125.2
Interest expense and amortization of debt discounts and fees	(25.3)	(23.5)
Depreciation and amortization	(24.3)	(21.3)
Stock-based compensation expense	(6.2)	(6.1)
Noncash loss on disposal of assets	(2.5)	(1.6)
	77.2	72.7
Certain nonrecurring expenses:
Government, class action and related settlements	21.3	3.5
Professional fees—accounting, tax, and legal	(4.2)	(4.1)
Loss on early extinguishment of debt	—	(1.3)
Gain on consolidation of St. Vincent Rehabilitation Hospital	—	4.9
Pre-tax income	94.3	75.7
Income tax benefit (expense) (1)	(35.2)	(28.1)
Income from continuing operations (2)	$59.1	$47.6

Basic shares	86.2	94.7
Diluted shares	100.4	108.1

Basic earnings per share (2)	$0.61	$0.44	(3)
Diluted earnings per share (2)	$0.59	$0.44	(3)

(1)	Current income tax expense (benefit) for the three months ended September 30, 2013 and 2012 was $2.5 million and ($0.6) million, respectively.

(2)	Income from continuing operations attributable to HealthSouth.

(3)
In conjunction with the initiation of quarterly cash dividends in the third quarter of 2013, the Company is revising its calculation to present earnings per share using the two-class method, which takes into consideration the impact of participating securities. Additional information regarding this revision and a computation of basic and diluted earnings per share can be found in Note 9, Earnings per Common Share, to the condensed consolidated financial statements included in Part I, Item 1, Financial Statements (Unaudited), of the Form 10-Q for the quarterly period ended September 30, 2013, when filed. Diluted earnings per share are the same as basic earnings per share due to antidilution.

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	YTD
	Q3 2013		Q3 2012
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$409.3		$377.3
Interest expense and amortization of debt discounts and fees	(73.9)		(69.8)
Depreciation and amortization	(69.5)		(60.8)
Stock-based compensation expense	(19.0)		(18.1)
Noncash loss on disposal of assets	(4.3)		(3.0)
	242.6		225.6
Certain nonrecurring expenses:
Government, class action and related settlements	23.3		3.5
Professional fees—accounting, tax, and legal	(7.8)		(13.2)
Loss on early extinguishment of debt	—		(1.3)
Gain on consolidation of St. Vincent Rehabilitation Hospital	—		4.9
Pre-tax income	258.1		219.5
Income tax benefit (expense) (1)	17.8	(2)	(84.1)
Income from continuing operations (3)	$275.9		$135.4

Basic shares	88.7		94.6
Diluted shares	102.4		108.2

Basic earnings per share (3)	$2.87		$1.21	(4)
Diluted earnings per share (3)	$2.69		$1.21	(4)

(1)	Current income tax expense for the nine months ended September 30, 2013 and 2012 was $3.0 million and $3.7 million, respectively.

(2)
Includes an approximate $115 million, or $1.12 per diluted share, benefit related to the Company's settlement with the IRS related to the previous restatement of its 2000 and 2001 financial statements, as well as certain other tax matters, through December 31, 2008.

(3)	Income from continuing operations attributable to HealthSouth

(4)
Previously, the Company reported basic and diluted earnings per share of $1.23. In conjunction with the initiation of quarterly cash dividends in the third quarter of 2013, the Company is revising its calculation to present earnings per share using the two-class method, which takes into consideration the impact of participating securities. Additional information regarding this revision and a computation of basic and diluted earnings per share can be found in Note 9, Earnings per Common Share, to the condensed consolidated financial statements included in Part I, Item 1, Financial Statements (Unaudited), of the Form 10-Q for the quarterly period ended September 30, 2013, when filed. Diluted earnings per share are the same as basic earnings per share due to antidilution.

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(In Millions)
Net income	$72.3	$59.9	$317.2	$176.6
Loss (income) from discontinued operations, net of tax, attributable to HealthSouth	0.9	0.5	1.2	(2.6)
Provision for income tax expense (benefit)	35.2	28.1	(17.8)	84.1
Interest expense and amortization of debt discounts and fees	25.3	23.5	73.9	69.8
Loss on early extinguishment of debt	—	1.3	—	1.3
Professional fees—accounting, tax, and legal	4.2	4.1	7.8	13.2
Government, class action, and related settlements	(21.3)	(3.5)	(23.3)	(3.5)
Net noncash loss on disposal of assets	2.5	1.6	4.3	3.0
Depreciation and amortization	24.3	21.3	69.5	60.8
Stock-based compensation expense	6.2	6.1	19.0	18.1
Net income attributable to noncontrolling interests	(14.1)	(12.8)	(42.5)	(38.6)
Gain on consolidation of St. Vincent Rehabilitation Hospital	—	(4.9)	—	(4.9)
Adjusted EBITDA	$135.5	$125.2	$409.3	$377.3

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,		Year Ended December 31,

	2013	2012	2013	2012	2012
	(In Millions)
Net cash provided by operating activities	$142.6	$107.2	$369.4	$302.2	$411.5
Impact of discontinued operations	1.2	0.2	1.4	(1.5)	(2.0)
Net cash provided by operating activities of continuing operations	143.8	107.4	370.8	300.7	409.5
Capital expenditures for maintenance	(18.6)	(17.9)	(54.3)	(68.0)	(83.0)
Dividends paid on convertible perpetual preferred stock	(5.7)	(5.8)	(17.2)	(18.9)	(24.6)
Distributions paid to noncontrolling interests of consolidated affiliates	(10.2)	(13.6)	(34.1)	(37.6)	(49.3)
Nonrecurring items:
Premium paid on redemption of bonds	—	—	—	—	1.9
Cash paid for:
Professional fees—accounting, tax, and legal	1.7	4.1	5.3	13.2	16.1
Government, class action, and related settlements	(4.6)	(2.6)	(5.9)	(2.6)	(2.6)
Adjusted free cash flow	$106.4	$71.6	$264.6	$186.8	$268.0

For the three months ended September 30, 2013, net cash used in investing activities was $95.8 million and resulted primarily from capital expenditures. Net cash used in financing activities during the three months ended September 30, 2013 was $50.5 million and resulted primarily from net debt payments, distributions paid to noncontrolling interests of consolidated affiliates, and dividends paid on the Company's convertible perpetual preferred stock.
For the three months ended September 30, 2012, net cash used in investing activities was $36.0 million and resulted primarily from capital expenditures. Net cash provided by financing activities during the three months ended September 30, 2012 was $50.8 million and resulted primarily from net proceeds from debt transactions offset by distributions paid to noncontrolling interests of consolidated affiliates and dividends paid on the Company's convertible perpetual preferred stock.
For the nine months ended September 30, 2013, net cash used in investing activities was $197.2 million and resulted primarily from capital expenditures and acquisition activity. Net cash used in financing activities during the nine months ended September 30, 2013 was $240.0 million and resulted primarily from repurchases of common stock as part of the tender offer completed in the first quarter of 2013.
For the nine months ended September 30, 2012, net cash used in investing activities was $124.3 million and resulted primarily from capital expenditures. Net cash used in financing activities during the nine months ended September 30, 2012 was $44.8 million and resulted primarily from repurchases of 46,645 shares of the Company's convertible perpetual preferred stock, distributions paid to noncontrolling interests of consolidated affiliates, and dividends paid on the Company's convertible perpetual preferred stock offset by net proceeds from debt transactions and capital contributions from consolidated affiliates.
For the year ended December 31, 2012, net cash used in investing activities was $178.8 million and resulted primarily from capital expenditures. Net cash used in financing activities during the year ended December 31, 2012 was $130.0 million and resulted primarily from distributions paid to noncontrolling interests of consolidated affiliates, repurchases of 46,645 shares of the Company's convertible perpetual preferred stock, dividends paid on the Company's convertible perpetual preferred stock, and net principal payments on debt offset by capital contributions from consolidated affiliates.

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HealthSouth Corporation and Subsidiaries
Forward-Looking Statements

Statements contained in this press release which are not historical facts, such as the dividend payment and stock repurchase plans and the financial guidance, are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and HealthSouth undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, HealthSouth's plan to repurchase its debt or equity securities, dividend strategies, effective income tax rates, HealthSouth's business strategy, its financial plans, its future financial performance, or its projected business results or model, or its projected capital expenditures, or its leverage ratio. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by HealthSouth include, but are not limited to, the price of HealthSouth's common or preferred stock as it affects the Company's willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving HealthSouth, including its pending HHS-OIG investigations; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of HealthSouth's information systems; significant changes in HealthSouth's management team; HealthSouth's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for HealthSouth's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction; competitive pressures in the healthcare industry and HealthSouth's response thereto; HealthSouth's ability to obtain and retain favorable arrangements with third-party payors; HealthSouth's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on HealthSouth's labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets; the increase in the costs of defending and insuring against alleged professional liability claims and HealthSouth's ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in HealthSouth's SEC filings and other public announcements, including HealthSouth's Form 10‑K for the year ended December 31, 2012 and Form 10-Q for the quarters ended March 31, 2013, June 30, 2013, and September 30, 2013, when filed.

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